LIFE SCIENCES RESEARCH, INC.
                          METTLERS ROAD, P.O. BOX 2360
                            EAST MILLSTONE, NJ 08875
                                 (732) 649-9961







                                November 4, 2004



Dear Stockholder:

     The directors and officers of Life Sciences Research, Inc. cordially invite you to attend the Annual Meeting of Stockholders of the Company to be held on December 2, 2004, at 10:00 a.m., local time. The meeting will be held at 53 St., Urbanizacion Obarrio, Panama, Republic of Panama. Notice of the Annual Meeting, the Proxy Statement and a proxy card are enclosed.

     At this year's meeting you will be asked to (i) elect directors and (ii) transact such other business as may properly come before the meeting.

     You are urged to mark, sign, date and mail the enclosed Proxy immediately. By mailing your Proxy now you will not be precluded from attending the meeting. Your Proxy is revocable, and in the event you find it convenient to attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

                                 Very truly yours,

                                /s/ Andrew H. Baker


                                 Andrew H. Baker
                                 Chairman of the Board
                                 and Chief Executive Officer

                          LIFE SCIENCES RESEARCH, INC.
                          METTLERS ROAD, P.O. BOX 2360
                            EAST MILLSTONE, NJ 08875
                                 (732) 649-9961


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 2, 2004


     Notice is  hereby  given  that the  Annual  Meeting  of  Stockholders  (the
"Meeting") of Life Sciences Research, Inc., a Maryland corporation (the "Company" or "LSR"), will be held at 53 St., Urbanizacion Obarrio, Panama,
Republic of Panama on December 2, 2004 at 10:00 a.m., local time, for the purpose of considering and voting on the following matters described in the attached Proxy Statement:

                  1. Election of directors;

                  2. Transacting such other business as may properly come before the Meeting or any adjournment thereof.

     Holders of record of voting common stock at the close of business on November 1, 2004 (the "Record Date") shall be entitled to notice of and to vote at the Meeting or any adjournment thereof. You are invited to attend the Meeting in person. Whether or not you intend to attend the Meeting, please mark, sign, date and return the enclosed Proxy to make certain that your shares are represented at the Meeting. Stockholders who attend the Meeting may vote their shares personally, even though they have previously returned Proxies.

     PLEASE NOTE THAT YOU WILL NEED PROOF THAT YOU OWN LSR STOCK TO BE ADMITTED TO THE MEETING.

     The Meeting may be adjourned from time to time without notice other than announcement at the Meeting and any business for which notice of the Meeting is hereby given may be transacted at a reconvened meeting following such adjournment.

     Your attention is invited to the attached Proxy Statement.

                                  BY ORDER OF THE BOARD OF DIRECTORS:

                                  Richard Michaelson
                                  Secretary and Chief Financial Officer

Dated:  November 4, 2004

                          LIFE SCIENCES RESEARCH, INC.
                          METTLERS ROAD, P.O. BOX 2360
                            EAST MILLSTONE, NJ 08875
                                 (732) 649-9961

                                 PROXY STATEMENT

                               GENERAL INFORMATION


                               PROXY SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies (the "Proxies") by and on behalf of the Board of Directors of Life Sciences Research, Inc., a Maryland corporation ("LSR" or the "Company"), for its Annual Meeting of Stockholders (the "Meeting") to be held at 10:00 a.m., local time, on December 2, 2004 at 53 St., Urbanizacion Obarrio, Panama, Republic of Panama, or at any adjournment thereof. The Company anticipates that this Proxy Statement and the accompanying form of Proxy will be first mailed or given to the stockholders of the Company on or about November 4, 2004.

     The cost of soliciting Proxies will be borne by the Company. Officers and regular employees of the Company, without additional compensation, may solicit Proxies by further mailing, telephone, telegraph, facsimile transmission or by personal conversations. The Company will, upon request, reimburse banks, brokerage firms, nominees, fiduciaries and other custodians for their expenses in forwarding solicitation material to the beneficial owners of the Company's voting common stock, par value $.01 per share (the "Common Stock").

     Any Proxy that is properly submitted to the Company may be revoked by the person giving it at any time before it has been voted. Proxies may be revoked by
(i) delivering to the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a Proxy).


                            INFORMATION ABOUT VOTING

     The persons named in the Proxies will vote the Proxies in accordance with the instructions specified therein. Unless instructed to the contrary in a Proxy that is returned by a stockholder of the Company, the Proxy will be voted FOR the persons named below in the election of the Company's Board of Directors. The persons named in the Proxy will exercise their judgment with respect to other matters which may properly come before the Meeting. The Company is not currently aware of any other matters to come before the Meeting.

     If you participate in the Huntingdon Life Sciences Inc. Savings and Investment Plan (the Company's "401(k) Plan"), you may vote shares of Common Stock of the Company credited to your 401(k) account by instructing the trustee of the 401(k) Plan, pursuant to the separate 401(k) Plan instruction card being mailed with this Proxy Statement to plan participants. You should complete and return the 401(k) Plan instruction card to the proxy tabulators at the address set forth on that card. The trustee will vote your shares in accordance with your duly executed instructions received by November 24, 2004. If you do not send instructions, the shares credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it did receive timely instructions.

     You may also revoke previously given voting instructions by November 24, 2004 by filing with the proxy tabulators either a written notice of revocation or a properly completed and signed voting 401(k) Plan instruction card bearing a later date.

     Holders of a majority of the shares of Common Stock of the Company entitled to vote, present in person or represented by proxy, constitute a quorum at the Meeting. Abstentions are counted as present for purposes of establishing the quorum necessary for the Meeting to proceed. Likewise, if a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"), such broker non-vote is counted as present for purposes of establishing the quorum necessary for the Meeting to proceed.

     Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. All other matters to come before the Meeting, if any, require the approval of a majority of the shares of Common Stock voted, in person or by proxy, at the Meeting, provided a quorum is present. For purposes of the vote on such matters, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.


                      SHARES OUTSTANDING AND VOTING RIGHTS

     Holders of record of Common Stock at the close of business on November 1, 2004 (the "Record Date"), will be entitled to vote at the Meeting. The holders of the shares of LSR Common Stock are entitled to one vote per share. Such shares may not be voted cumulatively. As of the Record Date, there were 12,283,881 shares of LSR Common Stock issued and outstanding and entitled to vote. The presence in person or by Proxy of the holders of at least a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. The directors and executive officers of the Company as a group as of the Record Date (6 persons), who as of the Record Date beneficially owned of record in the aggregate 3,271,450 (approximately 24.8%) of the outstanding shares of Common Stock, have indicated that they intend to vote all such shares FOR all of the proposals set forth herein.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     Nominees to each of the five positions on the Board of Directors of the Company are to be elected at the Meeting. If elected, each will serve for one year or until his successor is elected and qualified. Each such nominee is a current director. The Company does not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying Proxy will vote for a substitute, or substitutes, in their discretion.

     Listed below are the names and ages of the nominees, the year in which each first became a director and their principal occupations for at least the past five years.

Name and Age        Principal Occupation

Andrew Baker-55       Andrew  Baker  was  appointed  to  the  Huntingdon  Life
          Sciences Group plc ("Huntingdon") Board as Executive Chairman in September 1998 in connection with his leadership of a rescue plan for Huntingdon. He became Chairman and CEO of LSR on January 10, 2002. He is a chartered accountant and has operating experience in numerous companies involved in the delivery of healthcare ancillary services. He spent 18 years until 1992 with Corning Incorporated ("Corning") and held the posts of President and CEO of MetPath Inc., Corning's clinical laboratory subsidiary, from 1985 to 1989. He became President of Corning Laboratory Services Inc. in 1989, which at the time controlled MetPath Inc. (now trading as Quest Diagnostics Inc.), and Hazleton Corporation, G. H. Besselaar Associates and SciCor Inc., (all three now trading as Covance Inc.). Since leaving Corning in 1992, Mr. Baker has focused on investing in and developing companies in the healthcare sector including Unilab Corporation, a clinical laboratory services provider in California where Mr. Baker served as CEO from 1992 to 1996. Mr. Baker also started Focused Healthcare Partners ("FHP") in 1997 to invest in healthcare-related entities. See "Certain Relationships and Transactions with Related Persons".

Gabor Balthazar-63    Gabor Balthazar was  appointed to  the Huntingdon Board as the Senior Independent Non-Executive Director in March 2000. He became a director of LSR on January 10, 2002. He has been active in international marketing and management consulting for almost 30 years. Mr. Balthazar sat on Unilab's board from 1992 until November 1999. From 1985 to 1997 Mr. Balthazar served as a consultant to Frankfurt Consult, the merger/acquisition subsidiary of BHF-Bank, Frankfurt, Germany and to Unilabs Holdings SA, a Swiss clinical laboratory testing holding company, from 1987 to 1992.

Brian Cass-57     Brian Cass,  FCMA, CBE, was appointed to the Huntingdon  Board as Managing Director/Chief Operating Officer in September 1998 and became President and Managing Director of LSR on January 10, 2002. Prior to joining Huntingdon he was a Vice President of Covance Inc. and Managing Director of Covance Laboratories Ltd (previously Hazleton Europe Ltd) for nearly 12 years, having joined the company in 1979 as Controller. Mr. Cass worked at Huntingdon Research Centre between 1972 and 1974 and has previous experience with other companies in the electronics and heavy plant industries. He has also held directorships with North Yorkshire Training & Enterprise Council Ltd and Business Link North Yorkshire Ltd. In June 2002, in recognition of his contribution to science and professional achievement, Mr. Cass was appointed by the Queen of England as a Commander in the Most Excellent Order of the British Empire.

Afonso Junqueiras-48     Afonso Junqueiras  became  a director of LSR on January
          15, 2003. He is a civil engineer and has been President and director of a South American private civil engineering firm since 1997.

Richard Michaelson-52    Richard Michaelson  became Chief Financial  Officer and
          Secretary of LSR effective January 10, 2002. Mr. Michaelson was director of Strategic Finance of Huntingdon from September 1998 to December 2001. He served as Senior Vice President of Unilab from
          September 1997 to December 1997, Senior Vice President-Finance, Treasurer and Chief Financial Officer of Unilab from February 1994 to September 1997, and Vice President-Finance, Treasurer and Chief Financial Officer of Unilab from November 1993 to February 1994. Mr. Michaelson also served as Vice President of Unilab beginning in October 1990. Mr. Michaelson joined MetPath, Inc., the clinical laboratory subsidiary of Corning Incorporated, in 1980 and served as Vice President of MetPath from 1983 and Treasurer of Corning Lab Services, Inc. from 1990 through, in each case, September 1992.

Yaya Sesay-62    Yaya Sesay  became a  director  of LSR on January 10, 2003.  He served as a senior government official of an African nation for approximately 25 years, culminating in his service as Financial Secretary of the Ministry of Finance for three years. For the past five years, Mr. Sesay has been an international businessman with an interest in the development of pharmaceutical products.

     The Articles of Amendment and Restatement of LSR provide that the directors shall be not less than one in number and there shall be no maximum number of directors. Any director appointed by the Board of Directors holds office only until the next following annual meeting, at which time he shall be eligible for re-election by the stockholders. Directors may be removed from office only for cause.

     No director or executive officer has a family relationship with any other director or executive officer.

  SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS AND CERTAIN BENEFICIAL OWNERS

Ownership of Management and Directors

     The following table sets forth certain information known to LSR regarding the beneficial ownership of LSR Common Stock as of the Record Date by: (i) each of LSR's directors and executive officers and (ii) all directors and executive officers as a group. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named below on a given date, any security which such person or persons have the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as noted below, each person has full voting and investment power over the shares indicated.

                                  Number of Shares of LSR      Percent of LSR
Name and Address of                    Common Stock             Common Stock
 Beneficial Owner                   Beneficially Owned       Beneficially Owned

Mr. A. Baker                              2,311,060  (1)           17.9%
Mr. G. Balthazar                             20,000  (2)             *
Mr. B. Cass                                 620,000  (3)            5.0%
Mr. A. Junqueiras                                --                  --
Mr. R. Michaelson                           320,390  (4)            2.6%
Mr. Y. Sesay                                     --                  --
All Directors and Executive               3,271,450                24.8%
Officers as a Group


* Signifies less than 1%. All percentages calculated on the basis of 12,283,881 outstanding shares of Common Stock. Shares subject to issuance upon presently exercisable options or warrants are included in the number of outstanding shares for purposes of calculating that holder's percentage interest, as well as the aggregate percentage interest of all directors and executive officers as a group.

(1) Includes presently exercisable options to purchase 200,000 shares and presently exercisable warrants to purchase 410,914 shares. As of the Record Date, 1,604,001 of such shares are beneficially owned by Focused Healthcare Partners Ltd, a Bahamas corporation that is controlled by Mr. Baker. As of the Record Date, 490,914 of such shares (including the 410,914 shares subject to presently exercisable warrants noted above) are beneficially owned by Focused Healthcare Partners LLC, a New Jersey limited liability company that is controlled by Mr. Baker.

(2)  Includes presently exercisable options to purchase 20,000 shares.

(3)  Includes presently exercisable options to purchase 200,000 shares.

(4)  Includes presently exercisable options to purchase 90,000 shares.


Ownership of Certain Beneficial Owners

     The following table sets forth certain information, to the knowledge of LSR, regarding the beneficial ownership of LSR Common Stock as of the Record Date by all stockholders known by LSR (based on public filings with the Commission, except as otherwise noted) to be the beneficial owners of more than 5% of the outstanding shares of LSR Common Stock. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date when such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as noted below, each person has full voting and investment power over the shares indicated.


               Name and Address                 Number of Shares of Common Stock     Percent of Common Stock
              of Beneficial Owner                      Beneficially Owned             Beneficially Owned (1)
              -------------------                      ------------------             ----------------------

Andrew Baker                                              2,311,060 (2)                       17.9%
c/o Life Sciences Research, Inc.
Mettlers Road
East Millstone, NJ  08875

Brian Cass                                                 620,000 (3)                         5.0%
c/o Life Sciences Research, Inc.
Mettlers Road
East Millstone, NJ  08875

---------------

(1) Calculated pursuant to Rule 13d-3 promulgated under the Exchange Act and based on 12,283,881 shares of Common Stock outstanding as of the Record Date.

(2) Mr. Baker is the Chairman and Chief Executive Officer of the Company. Includes presently exercisable options to purchase 200,000 shares and presently exercisable warrants to purchase 410,914 shares. As of the Record Date, 1,604,001 of such shares are beneficially owned by Focused Healthcare Partners Ltd, a Bahamas corporation that is controlled by Mr. Baker. As of the Record Date, 490,914 of such shares (including the 410,914 shares subject to presently exercisable warrants noted above) are beneficially owned by Focused Healthcare Partners LLC, a New Jersey limited liability company that is controlled by Mr. Baker. Based on Company records and a
     Schedule 13D amendment filed by Mr. Baker on July 13, 2004.

(3) Mr. Cass is a director and President of the Company. Based on Company records, a Form 4 filed by Mr. Cass on March 3, 2003 and a Schedule 13D filed by Mr. Cass on March 3, 2003.


Meetings and Committees of Board of Directors

Meetings of Board of Directors

     During 2003 five (5) meetings of the Board of Directors of LSR were convened. From January 1, 2004 to the date of this Proxy Statement, the Board of Directors of LSR held an additional five (5) meetings. Each of the directors attended all such meetings of the Board and all members of Board Committees attended all such meetings for the Committee on which he served.

Audit Committee

     The Audit Committee of the Board of Directors of LSR is authorized to retain and evaluate the Company's independent accountants; to review and approve any major changes in accounting policy; to review the arrangements for, scope and results of the independent audit; to review and approve the scope of non-audit services to be performed by independent accountants and to consider the possible effect on the independence of the accountants; to review the effectiveness of internal auditing procedures and personnel; to review LSR's policies and procedures for compliance with disclosure requirements with respect to conflicts of interest and for prevention of unethical, questionable or illegal payments; and to take such other actions as the Board shall from time to time so authorize. Messrs. Balthazar, Junqueiras and Sesay comprise the Audit Committee. Mr. Balthazar serves as Chairman. Each member of the Audit Committee is considered to be an independent director. The Audit Committee of LSR held four (4) meetings during 2003 and five (5) meetings during 2004 prior to the date of this Proxy Statement.

     The Audit Committee operates under a written charter adopted by the Board of Directors, that is included as Appendix A to this Proxy Statement.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's financial statements and the financial reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review of Financial Statements and Other Matters with Independent Accountant

     The Audit Committee discussed with the Company's independent auditors for the fiscal year ended December 31, 2003 Hugh Scott, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee discussed with Hugh Scott the auditors' independence from the Company and its management including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibilities of non-audit services with the auditors' independence.

     The Committee discussed with Hugh Scott the overall scope and plans for their 2003 audit. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     The Committee has selected Hugh Scott to conduct the Company's 2004 audit. Representatives of Hugh Scott are not expected to attend the Annual Meeting.

Audit Fees of Independent Accountant

     The aggregate fees billed for professional services rendered by Hugh Scott for the audit of the Company's annual financial statements for fiscal year 2003 and for review of financial statements included in Form 10-Q filings were $107,147.

Financial Information Systems Design and Implementation Fees

     There were no fees billed for professional services rendered by Hugh Scott for financial information systems design and implementation assistance for fiscal year 2003.

Audit Related Fees

     There were no fees billed for assurance and related services by Hugh Scott in fiscal year 2003.

Tax Fees

     Fees billed for tax compliance, tax advice and tax planning by Hugh Scott in fiscal year 2003 were $10,155.

All Other Fees

     There were no fees billed for services other than those reported above by Hugh Scott in fiscal year 2003.

     The Audit Committee has considered whether the provision of the foregoing services is compatible with maintaining the principal accountant's independence, and has determined that such independence has been maintained.

Recommendation that Financial Statements be Included in Annual Report

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     Hugh Scott audited the Company's financial statements for the fiscal year ended December 31, 2003 and has been retained to audit its financial statements for the year ended December 31, 2003.

Determination of Prior Auditor Not to Stand for Reelection

     Deloitte & Touche audited the Company's financial statements for the fiscal year ended December 31, 2002. Deloitte & Touche declined to stand for re-appointment as the Company's auditors following completion of the 2002 audit because of harassment it received from animal rights extremists.

Other Matters

     In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be "soliciting material", or to be "filed" with the Commission or subject to the Commission's Regulation 14A, other than as provided in that Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Gabor Balthazar (Chairman)
Afonso Junqueiras
Yaya Sesay

Nominating Committee

     The Company originally established a Nominating Committee in January 2002. However, when the membership of the Board changed, the Board determined in March 2003 to discontinue the Nominating Committee, given the small size of the Board (five members). There were therefore no meetings of the Nominating Committee in 2003. That determination was reconsidered and reversed in June 2004, when the Nominating Committee was re-established.

     The members of the Nominating Committee are Messrs. Sesay (Chairman), Balthazar and Junqueiras.

     The Committee makes recommendations to the Board on all matters relating to the composition and membership of the Board, including development and implementation of policies on composition, participation and size of the Board and changes in the organization and procedures of the Board. The Committee considers director nominees, including those submitted by shareholders. A copy of the Nominating Committee Charter is attached as Annex B to this proxy statement.

     The Committee uses a variety of methods to identify and evaluate nominees for director. The Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, shareholders or other persons. All candidates must submit information regarding the nominee's background, board experience, industry experience, independence, financial expertise, and other relevant information and are interviewed by the Chairman of the Board and at least one member of the Committee. These candidates are evaluated at regular or special meetings of the Committee, and may be considered at any point during the year. As described below, the Committee considers properly submitted shareholder nominations for candidates for the Board. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Committee. The Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating nominations, the Committee seeks to recommend to shareholders a group that can best perpetuate the success of the Company and represent shareholder interests through the exercise of sound judgment using its diversity of experience in various areas.

     The criteria for director nominees include: the candidate's professional experience and personal accomplishments; the candidate's independence from the Company and management; the ability of the candidate to attend Board and committee meetings regularly and devote an appropriate amount of effort in preparation for those meetings; the candidate's ability to function as a member of a diverse group; and an understanding of the Company's business and industry.

     The Committee will consider director candidates recommended by shareholders. Recommendations for consideration for nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date of the Company's proxy statement released to shareholders in conjunction with the previous year's meeting.

Code of Ethics

     We maintain a code of ethics governing the conduct of our business and behavior by all personnel including our Chief Executive Officer, President and Chief Financial Officer. A copy of this code may be obtained by sending a written request to P. O. Box 2360, Mettlers Road, East Millstone, NJ 08875,
Attention: Secretary.

Compensation Committee

     The Compensation Committee is authorized to establish and approve compensation policies, salary levels and bonus payments; to grant stock options, stock appreciation rights, phantom stock rights, incentive compensation and all other forms of compensation-related credits, guarantees, employee loans and policies except as may be precluded by applicable law and to provide an overview of compensation programs. The Compensation Committee is comprised of Messrs. Balthazar, Junqueiras and Sesay. Mr. Balthazar serves as Chairman. Each is considered  to  be  an  independent  director.  In  addition,  the  Compensation
Committee addresses issues required or recommended to be addressed by independent directors, including administration of the Company's 2001 Equity Incentive Plan. The Compensation Committee of LSR held one (1) meeting during 2003 and held two (2) meetings from January 1, 2004 through the date of this Proxy Statement.

Compensation of Directors

     Non-employee directors (Messrs. Balthazar, Junqueiras and Sesay) received during 2003 an annual cash payment of $20,000 for their services as directors of LSR, payable quarterly. Effective October 1, 2004, that annual payment was increased to $25,000. In addition, the Chairman of each of the Compensation and Nominating Committees receives an additional annual payment of $2,500. The Chairman of the Audit Committee received during 2003 an annual payment of $2,500, which was increased to $15,000, effective October 1, 2004, in view of the increased responsibility and time commitment of such position. Messrs. Baker and Cass receive no payment for services as a director because they are employees of the Company. Directors receive no additional per-meeting payments.

     Mr. Balthazar, as well as the other non-employee directors at the time (none of whom is a current director), received on March 1, 2002, a grant of ten-year options to purchase 20,000 shares of LSR Common Stock at an exercise price of $1.50 per share. Each such option vested 50% on grant and 50% on the first anniversary of the date of grant.

     Each director is reimbursed for all travel expenses related to each meeting of the Board or Committee that he attends in person.

Executive Compensation

     In the 12 months ended December 31, 2003 the aggregate compensation of the Executive Officers as a group, paid or accrued, was $1,194,388.


                              Employment Agreements

Andrew Baker

     The services of Mr. Baker are provided for not less than 100 days per year through a management services contract between Huntingdon and FHP. Mr. Baker controls FHP. Under the contract, FHP agrees to provide the services of Mr. Baker as Chairman and CEO of the Company. The management services contract will continue until terminated on 12 months' written notice from either party.

     Under the management services contract FHP was paid during 2003 an annual fee of (pound)200,000. That fee was increased to (pound)300,000 per year effective September 1, 2004. Mr. Baker receives health and medical insurance benefits from the Company. He is also entitled to a non-pensionable car allowance of up to (pound)1,000 per month. Mr. Baker receives contributions to his private pension arrangements, equivalent to 33 percent of this basic annual fee. The management services contract may be terminated if either FHP or Mr. Baker is guilty of serious misconduct or is in material breach of the terms of the contract, among other reasons. In the event of termination without "cause" following a "change in control", as defined, FHP would receive a payment equal to 2.99 times this annualized fee plus an amount equal to 2.99 times all incentive compensation earned or received by FHP or Mr. Baker during the 12 months prior to termination.

     Both FHP and Mr. Baker are bound by confidentiality restrictions and a restriction preventing Mr. Baker from holding any interests conflicting with those of the Company, without the Company's consent. Mr. Baker has undertaken to the Company that, during the continuance of the management services contract, he will not without the prior consent of the Company, be concerned or interested in any business, which competes or conflicts with the business of the Company.

Brian Cass

     The services of Mr. Cass are provided through a service agreement between Huntingdon Life Sciences Limited (a wholly owned subsidiary of the Company) and Mr. Cass, which appoints Mr. Cass as President/Managing Director of the Company. Mr. Cass' service agreement can be terminated on two years' written notice from either party.

     Mr. Cass received during 2003 a gross salary of (pound)200,000 per annum. That salary was increased to (pound)300,000 per year effective September 1, 2004. Under the service agreement, Mr. Cass is also entitled to health insurance, life insurance, personal accident insurance and medical expenses insurance. Mr. Cass receives contributions to his private pension arrangements, equivalent to 33 percent of his basic annual salary. He is also entitled to a non-pensionable car allowance of (pound)1,000 gross per month and (pound)2,000 per month as relocation allowance. Mr. Cass' service agreement also provides for payment to Mr. Cass of a bonus, at the absolute discretion of the Company's Board. In the event of termination without "cause" following a "change in control", as defined, Mr. Cass would receive a payment equal to 2.99 times his annual salary plus an amount equal to 2.99 times all incentive compensation earned or received by Mr. Cass during the 12 months prior to termination.

     Mr. Cass' service agreement may be terminated if Mr. Cass is guilty of serious misconduct or is in material breach of the terms of the service agreement or is in breach of the model code for securities transactions by directors of listed companies, among other reasons.

     Mr. Cass is bound by confidentiality restrictions and a restriction preventing him from being engaged, concerned or interested in any business that conflicts with the business of the Company or any subsidiary unless either the Company's Board otherwise consents or the interest is limited to a holding or other interest of no more than 5 percent of the total amount of shares or securities of any company quoted on a recognized investment exchange.

Richard Michaelson

     The services of Mr. Michaelson are provided through a service agreement between him and Huntingdon Life Sciences Inc. (a wholly owned subsidiary of the Company). The service agreement appoints Mr. Michaelson as Chief Financial Officer and Secretary of the Company. Mr. Michaelson's service agreement will continue until terminated by Mr. Michaelson on thirty days' written notice or by Huntingdon Life Sciences Inc. on 12 months' written notice. In the event of termination without "cause" following a "change in control", as defined, Mr. Michaelson would receive a payment equal to 2.99 times his annual salary plus an amount equal to 2.99 times all incentive compensation earned or received by Mr. Michaelson during the 12 months prior to termination.

     Mr. Michaelson received during 2003 an annual salary of $250,000 gross, increased to $300,000 per year effective September 1, 2004, and is entitled to health insurance, life insurance, personal accident insurance, medical expenses insurance and participation in the 401(k) Plan of Huntingdon Life Sciences Inc. Mr. Michaelson's service agreement also provides for the payment of a bonus to Mr. Michaelson in the absolute discretion of the Company's Board. In addition, Mr. Michaelson is entitled to a car allowance of $1,000 gross per month.

     The agreement may be terminated if Mr. Michaelson is guilty of serious misconduct or is in material breach of the terms of the service agreement, amongst other reasons.

     Mr. Michaelson is bound by confidentiality restrictions and a restriction preventing him from being engaged, concerned or interested in any business conflicting with the business of the Company or any subsidiary unless the Board otherwise consents or the interest is limited to a holding or other interest of no more than 5 percent of the total amount of shares or securities of any company quoted on a recognized investment exchange.

Discretionary bonus plan

     The Company operates a discretionary bonus plan for executive officers and key managers based upon improvements to operating income and achievement of pre-defined targets. No bonus awards were made in respect of 2001, 2002 or 2003.

     The Compensation Committee approved as of June 1, 2004 a performance based cash bonus award for executives. This award, issued under the Long Term Incentive Plan (LTIP), will award cash compensation to select individuals if certain performance goals relating to operations are reached by December 31, 2006. The amount of the award varies based upon the level of performance, with a complete default of the award if minimum operating levels are not achieved.

     The following table shows the remuneration of Executive Officers in any given year in the 12 Months ended December 31, 2003, 2002, and 2001:

                                             Summary Compensation Table                   Long Term Compensation
                                                                                                  Awards

     Name And Principal         Year     Salary (6)      Bonus        Other Annual           Number Of Shares
          Position                                                  Compensation (7)        Underlying Options
Mr. A H Baker (1)               2003        $327,050       -             108,918                     -
Chairman and Chief              2002         300,780       -             100,160                  200,000
Executive Officer               2001         288,006       -             95,990                      -

Mr. B Cass (2)                  2003         327,080       -             175,843                     -
Managing Director and           2002         300,780       -             160,327                  200,000
President
                                2001         280,741       -             153,311                     -

Mr. J T Griffiths (3)           2003         204,425       -             44,692                      -
Finance Director of             2002         187,988       -             54,547                   60,000
Huntingdon                      2001         120,960       -             40,229                   10,000

Mr. Richard A. Michaelson (4)   2003         222,108       -             18,633                      -
CFO and Secretary               2002         196,923       -             11,917                   90,000

Dr F W Bonner (5)               2003         141,945       -             13,817                      -
Director of Science &           2002         221,073       -             20,053                   30,000
Technology of Huntingdon        2001         211,680       -             20,395                   10,000

(1) Mr. Baker served as Executive Chairman of Huntingdon since September 1998. He became Chairman and Chief Executive Officer of LSR on January 10, 2002. See "Employment Agreements - Andrew Baker".

(2) Mr. Cass has served as Managing Director of Huntingdon since September 1998. He became President and Managing Director of LSR on January 10, 2002. See "Employment Agreements - Brian Cass".

(3) Mr. Griffiths has served as Finance Director of Huntingdon since February 1999 and served as a Director of LSR from January 10, 2002 until June 11, 2002.

(4) Mr. Michaelson has served as Chief Financial Officer and Secretary of the Company since January 10, 2002.

(5) Dr. Bonner served as Director of Science and Technology of Huntingdon from September 1998 to March 2003 and as a Director of LSR from January 10, 2002 until June 11, 2002.

(6) All payments contained in this table were made in pounds sterling except for payments made to Mr. Michaelson, which were in U.S. dollars. The amounts listed were converted into U.S. dollars on the basis of an exchange rate of $1.6354 to (pound)1.00 for 2003, $1.5039 for 2002 and $1.4403 for
     2001.

(7) For Mr. Baker, represents the benefits from a contribution to a private pension account and for 2003, a car allowance. For Mr. Cass, represents the benefits from a contribution to a private pension account, a car allowance, private health insurance contributions and relocation reimbursement. For Dr. Bonner and Mr. Griffiths represents the benefits from a contribution to a private pension account, car allowance and private health insurance contributions. For Mr. Michaelson, represents the benefits from a car allowance.

     Dr. Bonner and Mr. Griffiths served as directors of the Company from January 10, 2002 but did not stand for re-election as directors of LSR at the June 11, 2002 Annual Meeting of stockholders and accordingly ceased being directors of LSR as of that date.

     One officer (Mr. Griffiths).is a member of the Group Personal Pension Plan. The other Directors' pension contributions are privately invested.

LSR 2001 Equity Incentive Plan (the "LSR 2001 Equity Incentive Plan")

     The LSR 2001 Equity Incentive Plan was adopted effective October 4, 2001. Adoption of the LSR 2001 Equity Incentive Plan enables LSR to use stock-based awards as a means to attract, retain and motivate key personnel.

     Awards under the LSR 2001 Equity Incentive Plan may be granted by a committee designated by the LSR Board pursuant to the terms of the LSR 2001 Equity Incentive Plan (which has designated the Compensation Committee for such purpose) and may include: (i) options to purchase shares of LSR Voting Common Stock, including incentive stock options ("ISOs"), non-qualified stock options or both; (ii) stock appreciation rights ("SARs"), whether in conjunction with the grant of stock options or independent of such grant, or stock appreciation rights that are only exercisable in the event of a change in control or upon other events; (iii) restricted stock consisting of shares that are subject to forfeiture based on the failure to satisfy employment-related restrictions; (iv) deferred stock, representing the right to receive shares of stock in the future;
(v) bonus stock and awards in lieu of cash compensation; (vi) dividend equivalents, consisting of a right to receive cash, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock or other periodic payments; or (vii) other awards not otherwise provided for, the value of which are based in whole or in part upon the value of the Common Stock. Awards granted under the LSR 2001 Equity Incentive Plan are generally not assignable or transferable except pursuant to a will and by operation of law.

     The flexible terms of the LSR 2001 Equity Incentive Plan are intended to, among other things, permit the Compensation Committee to impose performance conditions with respect to any award, thereby requiring forfeiture of all or part of any award if performance objectives are not met or linking the time of exercisability or settlement of an award to the attainment of performance conditions. For awards intended to qualify as "performance-based compensation" within the meaning of Section 162 (m) of the United States Internal Revenue Code such performance objectives shall be based solely on (i) annual return on capital; (ii) annual earnings or earnings per share; (iii) annual cash flow provided by operations; (iv) changes in annual revenues; (v) stock price; and/or
(vi) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

     LSR's Compensation Committee, which administers the 2001 LSR Equity Incentive Plan, has the authority, among other things, to: (i) select the directors, officers and other employees and independent contractors entitled to receive awards under the 2001 LSR Equity Incentive Plan; (ii) determine the form of awards, or combinations of awards, and whether such awards are to operate on a tandem basis or in conjunction with other awards; (iii) determine the number of shares of Common Stock or units or rights covered by an award; and (iv) determine the terms and conditions of any awards granted under the 2001 LSR Equity Incentive Plan, including any restrictions or limitations on transfer, any vesting schedules or the acceleration of vesting schedules, any forfeiture provision or waiver of the same and including any terms and conditions necessary or desirable to ensure the optimal tax result for participating personnel and the Company including by way of example to ensure that there is no tax on the grant of the rights and that such tax only arises on the exercise of rights or otherwise when the Common Stock unconditionally vests and is at the disposal of such participating personnel. The exercise price at which shares of Common Stock may be purchased pursuant to the grant of stock options under the 2001 LSR Equity Incentive Plan is to be determined by the Compensation Committee at the time of grant in its discretion, which discretion includes the ability to set an exercise price that is below the fair market value of the shares of Common Stock covered by such grant at the time of grant.

     The number of shares of Common Stock that may be subject to outstanding awards granted under the 2001 LSR Equity Incentive Plan (determined immediately after the grant of any award), may not exceed 20 percent of the aggregate number of shares of Common Stock then outstanding.

     The 2001 LSR Equity Incentive Plan may be amended, altered, suspended, discontinued, or terminated by the LSR Board without LSR Common Stockholder approval unless such approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which LSR Common Stock is then listed or quoted. Thus, LSR Common Stockholder approval will not necessarily be required for amendments which might increase the cost of the plan or broaden eligibility. LSR Common Stockholder approval will not be deemed to be required under laws or regulations that condition favorable tax treatment on such approval, although the LSR Board may, in its discretion, seek LSR Common Stockholder approval in any circumstances in which it deems such approval advisable.

     No awards were granted in 2001 pursuant to the 2001 LSR Equity Incentive Plan.

     LSR made grants under the LSR 2001 Equity Incentive Plan on March 1, 2002 to certain directors and key employees at the time:

        Grants to Directors
        -------------------
Name                    Number Granted
----                    --------------
Gabor Balthazar            20,000
John Caldwell              20,000
Kirby Cramer               40,000


      Grants to Executive Officers
      ----------------------------
Name                    Number Granted
----                    --------------
Andrew Baker              200,000
Brian Cass                200,000
Frank Bonner               35,000
Julian Griffiths           60,000
Richard Michaelson         90,000


     All such options have ten-year terms; 50% of the shares subject to grant are immediately exercisable with the remaining 50% exercisable one year after the grant date; and all have an exercise price of $1.50 per share, the price at which the Company sold shares of Common Stock in the March 2002 private placement. Options to purchase an aggregate of 1,177,000 shares of LSR Common Stock (including those specified above) were granted to employees and directors, on the terms set forth above, are listed as follows:

Date of Grant            Numbers Granted            Exercise Price
-------------            ---------------            --------------
March 1, 2002               1,142,000                   $1.50
September 3, 2002             20,000                    $2.40
October 21, 2002              15,000                    $2.03

     In 2003, options to purchase an aggregate of 11,000 shares of LSR Common Stock were issued, all at an exercise price of $1.80, the market price at the date of grant:

Date of Grant            Numbers Granted             Exercise Price
-------------            ---------------             --------------
February 14, 2003             11,000                      1.80


Securities Authorized for Issuance under 2001 Equity Plan

                                                                                 Number of securities
                                                                                remaining available for
                                        Shares            Wtd Avg. Ex             future issuance at
                                         (000)               Price                 December 31, 2003
                                         -----               -----                 -----------------
Outstanding at start of period           1,177               $1.52
Granted                                   11                 $1.80
------------------------------------ --------------    -------------------    ----------------------------
December 31, 2003                        1,188               $1.52                      912,000
------------------------------------ --------------    -------------------    ----------------------------
Exercisable at end of year               1,188               $1.52
------------------------------------
Weighted average fair value of
options granted (000)                    $922


Huntingdon Life Sciences Group plc Stock Option Plan

     Huntingdon Life Sciences Group plc issued options prior to December 31, 1997 pursuant to several stock option plans. However, the ability to exercise options under all such Huntingdon plans lapsed on March 26, 2002 in connection with LSR's acquisition of Huntingdon, except for those granted under the Unapproved Stock Option Plan (the "Unapproved Plan"). Under the Unapproved Plan, some options technically remain outstanding. However, such options are exercisable only for shares of Huntingdon, a 100% wholly owned subsidiary of LSR, and are considered to have no value.

Option Exercises and Fiscal Year-End Values

     No options to purchase LSR ordinary shares were exercised by any persons during the fiscal year ended December 31, 2003. The following table lists the number and value of the unexercised options to purchase LSR shares held by the Named Officers at December 31, 2003.


                                                           Number of Securities            Value of Unexercised
                                                            Underlying Options             In-the-Money Options
                                                          At Fiscal Year-End (#)        At Fiscal Year-End ($) (1)

                            Shares         Value
                           Acquired        Value        Exercisable     Unexercisable   Exercisable     Unexercisable
Name                     on Exercise    Realized ($)
Andrew Baker                  0               0              200,000        0               196,000           0
Brian Cass                    0               0              200,000        0               196,000           0
Frank Bonner                  0               0               35,000        0                34,300           0
Julian Griffiths              0               0               60,000        0                58,800           0
Richard Michaelson            0               0               90,000        0                88,200           0

(1) Represents the fair market value as of December 31, 2003 ($2.48 per share closing stock price) of the option shares less the exercise price of the options ($1.50 per share).

Pension Contributions

     Under the terms of their respective employment agreements, Messrs. Baker and Cass each received contributions to his private pension arrangements equivalent to 33% of his annual base salary. See "Employment Agreements".

Compensation Committee
Report on Executive Compensation

                                   Philosophy

     The Company has developed an overall compensation program and specific compensation plans which are designed to enhance corporate performance, and thus stockholder value, by aligning the financial interests of executives with those of its stockholders. In pursuit of these overall objectives, the structure and scope of the Company's compensation program are designed to attract key executives to the Company and retain the best possible executive talent; to reinforce and link executive and stockholder interests through equity-based plans; and to provide a compensation package that recognizes individual performance in conjunction with overall corporate performance.

                 Principal Components of Executive Compensation

     The principal elements of the Company's executive compensation program consist of both annual and long-term programs and include base salary, annual cash and/or stock bonus if performance objectives are achieved, and, at appropriate intervals, long-term incentive compensation in the form of stock option grants. Such stock option grants are issued to the Company's executives and other employees under the LSR 2001 Equity Incentive Plan. The Company also provides medical and other fringe benefits generally available to Company employees and, for certain of its selected senior executives, car allowances and/or pension and insurance contributions.

     Base Salaries. Base salaries for executives are determined by evaluating the responsibilities of the position held and the experience of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for positions having comparable responsibilities at other companies in the contract research organization industry. In addition to comparing base salary compensation of other companies, consideration is given to the relative overall corporate performance of the Company in relation to its competitors in the industry, with the objective of achieving standards and setting base executive salaries in the Company consistent with the market rate paid for comparable positions in the contract research organization industry.

     Bonus. The Company's executive officers and other key persons may be eligible for an annual cash and/or stock bonus under their individual employment agreements. However, no such bonuses have been paid in the last three years. Individual performance objectives formulated by Company management are recommended by the Chief Executive Officer for approval by the Compensation Committee or the Board and are awarded upon the discretionary recommendation of the CEO. Eligible executives may receive bonus awards based upon certain percentages of base salary at threshold and maximum levels appropriate to the nature of their position in the Company. Whether any bonus is awarded, and, if so, the amount thereof depends upon actual performance against predetermined individual and corporate objectives established by the CEO or the Compensation Committee.

     Stock Options. Awards of stock options have been made periodically to executive officers and other employees of the Company upon consultation with and recommendation of the Chief Executive Officer and approval of the Compensation Committee. LSR options were granted during 2002 prior to the commencement of trading of LSR Common Stock at an exercise price of $1.50 per share, equal to the sale price in the Company's sale of approximately five million shares of Common Stock in a private placement transaction in March 2002. Stock options granted in 2002, 2003 and 2004 after the commencement of trading were granted at closing market price on the date of grant. The purpose of these awards has been to provide a meaningful equity interest in the Company to Company employees in a format that is designed to retain and align the financial interests of these employees with those of stockholders. It has been the practice of the Company to make grants of stock options with a staggered vesting schedule and forfeiture of shares if not exercised within a specified period following separation from the Company's employ. These restrictions on stock option awards are designed to encourage recipients to remain in the Company's employ in order to recognize the full value of the awards. To date, only stock options have been granted under the 2001 Equity Incentive Plan; however, the Compensation Committee expects that other forms of equity-based compensation permitted under that plan may also be granted with similar restrictions.

     Other Benefits. In addition, the Company provides health care benefits and profit sharing for senior executives and other key persons on terms generally available to all Company employees. The Compensation Committee believes that such benefits are comparable to those offered by other contract research companies. To the extent that the value of perquisites to executive officers exceeded $50,000 or 10% of their total salary and bonus, such amounts are disclosed under "Other Compensation" in the Summary Compensation Table.

     Since no executive officer of the Company received compensation for purposes of Section 162(m) of the Internal Revenue Code in excess of $1 million during 2001, the Compensation Committee presently anticipates that all compensation paid to executive officers will qualify for deductibility under
Section 162(m), which limits in certain circumstances the deductibility of compensation in excess of $1 million paid to certain executive officers, except for "performance-based compensation" which complies with requirements imposed under Section 162(m).

                     Chief Executive Officer's Compensation

     For 2003, Andrew H. Baker, the Chairman and Chief Executive Officer of LSR, was paid through FHP a base consulting fee of (pound)200,000 (equivalent to $327,050 based on an exchange rate of $1.6354 to (pound)1.00), as specified in his service agreement. The Compensation Committee considered Mr. Baker's base compensation to be appropriate in light of (i) Mr. Baker's compensation at his prior employers, (ii) the compensation of other senior executives in the contract research organization industry, (iii) the fact that the base fee was the same as Mr. Cass' and (iv) the fact that Mr. Baker's base fee has been at the same level since 1998. Mr. Baker received no cash bonus in 2003. Mr. Baker received in 2003 a pension contribution of (pound)66,000 ($108,918) as specified in his service agreement, which brought his annual cash compensation for 2003 to $435,968. See "Employment Agreements - Andrew Baker".

     The Compensation Committee increased Mr. Baker's base fee to (pound)300,000 per annum effective September 1, 2004. The Committee did so in view of Mr. Baker's contributions to the Company's significantly improved performance and in recognition of that fact that Mr. Baker had received no increase in base compensation in more than five years.

      Compensation of Other Executive Officers and Key Management Personnel

     The Company has also entered into employment or service agreements with the Company's other executive officers and other key management personnel. See "Employment Agreements". Each agreement provides a base salary plus potential bonus, at the discretion of the Board, and other specified incentive compensation.
                                   Gabor Balthazar (Chairman)
                                   Afonso Junqueiras
                                   Yaya Sesay
                                   Members of the Compensation Committee

Comparison of Cumulative Total Return

     The following graphs compare (i) the cumulative total shareholder return on Huntingdon's American Depositary Shares from December 31, 1998 through January 10, 2002, with the cumulative total return for the same period on the Nasdaq Composite Stock Market (U.S.) Index and the Nasdaq Biotechnology Index and (ii) LSR's common stock from April 9, 2002 to December 31, 2003 with the cumulative total return for the same period of the Nasdaq Composite Stock Market (U.S.) Index, the Nasdaq Biotechnology Index and the RDG Microcap Biotechnology Index. The graphs assume that at the beginning of the period indicated, $100 was invested in LSR's Common Stock or Huntingdon's American Depositary Shares, as applicable, and the stock of the companies comprising the Nasdaq Composite Stock Market (U.S.) Index, the Nasdaq Biotechnology Index, and the RDG Microcap Biotechnology Index that all dividends were reinvested.

                  COMPARISON OF 4 YEAR CUMULATIVE TOTAL RETURN
      AMONG HUNTINGDON LIFE SCIENCES, THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ BIOTECHNOLOGY INDEX

                                [OBJECT OMITTED]


                 COMPARISON OF 21 MONTH CUMULATIVE TOTAL RETURN
   AMONG LIFE SCIENCES RESEARCH, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
    THE NASDAQ BIOTECHNOLOGY INDEX AND THE RDG MICROCAP BIOTECHNOLOGY INDEX

                                [OBJECT OMITTED]


                            CERTAIN RELATIONSHIPS AND
                        TRANSACTIONS WITH RELATED PERSONS

     Private Placement. On March 28, 2002 LSR completed the sale of 5,085,334 shares of Common Stock in a private placement transaction (the "Private Placement"). All shares were sold for a purchase price of $1.50 per share. Certain persons related to LSR purchased shares of LSR Common Stock in the Private Placement:

          Andrew Baker. Mr. Baker, Chairman and CEO of LSR, acquired 1,480,000 shares of LSR Common Stock in the Private Placement. 1,400,000 of such shares were acquired through conversion of $2,100,000 of the (pound)2,000,000 ($2,910,000) loan made by Mr. Baker to Huntingdon in September 2002 (the "Baker Loan") and 80,000 shares were acquired through conversion of a portion of the $550,000 participation in the Baker Loan entered into by FHP in March 2001 (the "FHP Participation").

          Brian Cass. Mr. Cass, President and Managing Director of LSR, acquired 400,000 shares of LSR Common Stock in the Private Placement. Mr. Cass acquired such shares through the delivery of two promissory notes. Both such promissory notes, each in the amount of (pound)211,678.60, are due on March 28, 2007; bear interest at the rate of 5% per annum; and are secured by the 200,000 shares of LSR Common Stock purchased with the proceeds of each such loan. The due date of each promissory note would be accelerated if Mr. Cass voluntarily resigned from his employment with LSR or had his employment terminated. Repayment of one of the promissory notes will be made by automatic deduction of (pound)44,000 per year from the (pound)66,000 yearly pension contribution made by the Company to a pension plan established by Mr. Cass. The other note is further collateralized by the (pound)214,500 accrued in such pension account. In addition, one-third of any yearly bonus received by Mr. Cass will be used to reduce principal of the promissory notes. The total amount of such loan outstanding as of December 31, 2003 was (pound)370,082 ($660,855 at year-end foreign exchange rates).

          Richard Michaelson. Mr. Michaelson, Chief Financial Officer and Secretary of LSR, acquired 150,000 shares of LSR Common Stock in the Private Placement. 100,000 of such shares were acquired for cash and 50,000 of such shares were acquired through conversion of a portion of the FHP Participation, representing Mr. Michaelson's former ownership interests in FHP. Mr. Michaelson no longer has any ownership interest in FHP.

          Julian Griffiths. Mr. Griffiths, former director of LSR and current Finance Director of Huntingdon, acquired 50,000 shares of LSR Common Stock in the Private Placement. Mr. Griffiths acquired such shares through the delivery of a promissory note in the principal amount of (pound)52,817 ($94,315), which was due on March 28, 2007; bears interest at the rate of 5% per annum; and is secured by the 50,000 shares of LSR Common Stock purchased with the proceeds of the loan. This loan was fully repaid during 2003.

     In view of the proposed participation in the Private Placement by certain directors and officers of LSR and Huntingdon, a Special Committee of the LSR Board was formed to consider, negotiate and approve the Company's decision to sell shares in the Private Placement and the terms of that sale. The members of the Special Committee were Messrs. Balthazar and Caldwell, both of whom were non-employee directors at the time and considered to be independent directors and neither of whom participated in the Private Placement.

     FHP Warrants. Warrants to acquire 410,914 shares of Common Stock at an exercise price of $1.50 were issued to FHP on June 12, 2002 following approval of such issuance by LSR's stockholders at the 2002 Annual Meeting of Stockholders. FHP is controlled by Andrew Baker, Chairman and Chief Executive Officer of LSR. Mr. Baker is currently the beneficial owner of 2,311,060 shares of LSR Common Stock, including such warrants. See "Management and Directors" and "Ownership".

     Baker Loan. In September 2000 Mr. Baker made the Baker Loan to Huntingdon. $1,445,400 of this amount was drawn down immediately, a further $705,400 and $300,000 were drawn down on March 21, 2001 and May 21, 2001, respectively, while the final $450,000 was drawn down on July 18, 2001. The loan was repayable on demand, although it was subordinate to the Company's $33 million bank loan, was unsecured and interest was payable monthly at a rate of 10% per annum. By Amendment No. 2 to the Baker Loan, dated March 20, 2001, FHP became party to the loan and $550,000 of the amount loaned was transferred to FHP. On March 28, 2002 $2,100,000 of Mr. Baker's loan was converted into 1,400,000 shares of LSR Common Stock and $300,000 of FHP's loan was converted into 200,000 shares of LSR Common Stock. As a result of such conversions approximately $260,000 remained payable to Mr. Baker and $250,000 remained payable to FHP. On March 24, 2003 $128,000 was repaid to Mr. Baker. On April 5, 2003, the remaining $132,000 was repaid to Mr. Baker and the remaining $250,000 was repaid to FHP.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 3, 4, and 5 filed with the Commission by the Company's directors and officers in 2003 the Company believes that all such required forms were filed on a timely basis, except that Richard Michaelson, the Company's Chief Financial Officer and Secretary, filed an amendment to Form 4 on June 25, 2003, amending and correcting prior Form 4 filings.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     You are referred to the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the financial statements and the management's discussion and analysis of the Company's financial condition and results of operations contained therein, which has been previously or concurrently delivered to stockholders, for your information. The Annual Report on Form 10-K is not to be regarded as proxy soliciting material or a communication by means of which any solicitation is to be made.


                              STOCKHOLDER PROPOSALS

     Any proposal by a stockholder intended to be presented at the Company's 2005 Meeting of Stockholders must be received by the Company no later than September 4, 2005 to be included in the Company's proxy statement and form of proxy relating to such annual meeting. Any proposal should be addressed to the offices of the Company, Mettlers Road, P. O. Box 2360, East Millstone, NJ 08875,
Attention: Secretary.


                         HOUSEHOLDING OF PROXY MATERIALS

     Only one copy of this Proxy Statement has been sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. This procedure is referred to as "householding". We have been notified that certain intermediaries (brokers or banks) also will household proxy materials. We will deliver promptly, upon oral or written request, separate copies of the Proxy Statement to any stockholder at the same address. If you wish to receive separate copies of one or both of these documents, you may write to Life Sciences Research, Inc., P. O. Box 2360, Mettlers Road, East Millstone, NJ 08875, Attention:
Secretary. You may contact your broker or bank to make a similar request. Stockholders sharing an address who now receive multiple copies of our Proxy Statement may request delivery of a single copy of each document by writing or calling us at the above address or by contacting their broker or bank (provided the broker or bank has determined to household proxy materials).


                              AVAILABLE INFORMATION

     Our Internet website is located at http://www.lsrinc.net. The reference to our Internet website does not constitute incorporation by reference of the information contained on or hyperlinked from our Internet website and should not be considered part of this document.

     The public may read and copy any materials we file with the Securities and Exchange Commission ("SEC") at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The SEC's Internet website is located at http://www.sec.gov.

                                  OTHER MATTERS

     The Board does not know of any other matters to be brought before the Meeting. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy as in their discretion they may deem advisable.

                                By Order of the Board of Directors

                                /s/  Richard Michaelson

                                Richard Michaelson
                                Chief Financial Officer & Secretary

Dated:  November 4, 2004